                                                                 EXHIBIT 10.33.1

                         GROUP TECHNOLOGIES CORPORATION
                    1994 STOCK OPTION PLAN FOR KEY EMPLOYEES
                          ADOPTED ON OCTOBER 27, 1994

                   AMENDED AND RESTATED ON FEBRUARY 21, 1996


     1. Purpose. The purpose of the Group Technologies Corporation 1994 Stock Option Plan for Key Employees is to promote the interests of the Company by affording an incentive to certain key employees to remain in the employ of the company and its Subsidiaries and to us their best efforts in its behalf; and further to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in the Company through the granting of incentive stock options and nonstatutory stock options to purchase the Company's stock pursuant to the terms of the Plan.

     2. Definitions.

        A. Board.  The word "Board" means the Company's Board of Directors.

        B. Code. The word "Code" means the Internal Revenue Code of 1986, as amended.

        C. Common Stock. The term "Common Stock" means the Company's common stock, $.01 par value, or the common stock or securities of a Successor that have been substituted theretofore pursuant to Section 9.

        D. Company. The word "Company" means Group Technologies Corporation, a Florida corporation, with its principal place of business at 10901 Malcolm McKinley Drive, Tampa, Florida 33612.

        E. ISO. The acronym "ISO" means an option to purchase Common Stock which at the time the option is granted under the Plan qualifies as an incentive stock option within the meaning of Code Section 422.

        F. NSO. The acronym "NSO" means a nonstatutory stock option to purchase Common Stock which at the time the option is granted under the Plan does not qualify as an ISO.

        G. Option Price. The term "Option Price" means the price to be paid for Common Stock upon the exercise of an option granted under the Plan, in accordance with Section 7.B.





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                                                                 EXHIBIT 10.33.1


        H. Optionee. The word "Optionee" means an employee to whom options have been granted under the Plan.

        I. Plan. The word "Plan" means the Group Technologies Corporation 1994 Stock Option Plan for Key Employees, as set forth herein, and as amended from time to time.

        J. Plan Committee. The term "Plan Committee" means the committee appointed by the Board to administer the Plan, pursuant to Section 4.

        K. Subsidiary. The word "Subsidiary" shall mean any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code
Section 424(f), or any similar provision thereafter enacted.

        L. Successor. The word "Successor" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

        M. Ten Percent Shareholder. The term "Ten Percent Shareholder" means an employee who, at the time an option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary employing the Optionee or of its parent (within) the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code
Section 424(f)) corporation.

     3. Shares Subject to Plan.

        A. Authorized Unissued or Treasury Shares.  Subject to the provisions of
Section 9, the shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares or treasure shares of Common Stock.

        B. Aggregate Number of Shares. Subject to adjustments and substitutions ;made pursuant to the provisions of Section 9, the aggregate number of shares that may not be issued upon exercise of all options that may be granted under the Plan shall not exceed eight hundred thousand (800,000) of the Company's authorized shares of Common Stock.

        C. Shares Subject to Expired Options. If any option granted under the Plan expires or terminates for any reason without having been exercised in full in accordance with the terms of the Plan, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same employee or other employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.



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                                                                 EXHIBIT 10.33.1


        4. Administration. The Plan shall be administered by the Plan Committee, whose membership shall be determined and reviewed from time to time by the Board. The Plan Committee shall consist of not less than two (2) members of the Board who are not and have not at any time for one (1) year prior to appointment to the Plan Committee been eligible to receive stock or options under any plan of the Company or any of its Subsidiaries. Members of the Plan Committee shall be subject to any additional restrictions necessary to satisfy the requirements of the disinterested administration of the Plan as set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as it may be amended from time to time. Jeffrey T. Gill and Robert E. Gill shall serve as members of the Plan Committee until delivery of their written resignation to the Board or until removal by the Board. The Plan Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

        5. Grant of Options. Subject to the terms, provisions and conditions of the Plan, the Plan Committee shall have exclusive jurisdiction: [i] to select the employees to whom options shall be granted; [ii] to authorize the granting of ISO's, NSO's or a combination of ISO's and NSO's; [iii] to determine the number of shares of Common Stock subject to each option; [iv] to determine the time or times when options will be granted, the manner in which each option shall be Exercisable, and the duration of the exercise period; [v] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vi] to determine all other questions relating to the administration of the Plan. Notwithstanding the foregoing, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which ISOs will first become Exercisable by an Optionee in any calendar year under all ISO plans of the Company and its Subsidiaries shall not exceed $100,000. The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Plan Committee in administering the Plan.

        6. Eligibility. Key employees of the Company and its subsidiaries including officers and directors, shall be eligible to receive options under the Plan. No director of the Company who is not also any employee of the Company or a Subsidiary shall be entitled to receive an option under the Plan. Key employees to whom options may be granted under the Plan will be those elected by the Plan Committee from time to time who, in the solve discretion of the Plan Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

        7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an option agreement signed by the Optionee and by a member of the Plan Committee on behalf of the Company. An option agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement.




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                                                                 EXHIBIT 10.33.1

Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan and the Plan Committee may deem appropriate.

     A. Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Plan Committee may extend such period provided that, in the case of an ISO, such extension shall not in any way disqualify the option as an ISO without the Optionee's consent. In no case shall such period, including any such extensions, exceed ten (10) years from the date of grant, provided, however, that in the case of and ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the date of grant.

     B. Option Price. The Option Price per share of Common Stock shall be determined by the Plan Committee at the time an option is granted. The Option Price for ISO's and NSO's shall be not less than: [i] the fair market value, or [ii] in the case of an ISO granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value. The fair market value of Common Stock shall be determined as follows:

            [i]  if the Common Stock is traded on the
                 over-the-counter market, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, on the business day immediately preceding the date of grant;

           [ii] if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the then (10) consecutive trading days immediately preceding such given date; and

          [iii] if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Plan Committee, in good faith, shall determine.

The Option Price shall be subject to adjustments in accordance with the provisions of Section 9 herein.

     C. Exercise in the Event of Death or Termination of Employment.

        [1] If an Optionee dies (i) while an employee of the Company or a subsidiary, and (ii) within three (3) months after termination of his employment with the Company or a Subsidiary because of his disability, his options may be exercised by the Optionee's Representative, to the extent that the Optionee shall have been titled to do so on the date of his



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                                                                 EXHIBIT 10.33.1

death or such determination of employment, but not later than the expiration date specified in paragraph A of this Section 7 or one (1) year after the Optionee's death, whichever date is earlier.

        [2] If an Optionee's employment by the Company or a Subsidiary terminates because of his disability and the Optionee has not died within the following three (3) months, he may exercise his options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but later than the expiration date specified in paragraph A of this Section 7 or one (1) year after termination of his employment, whichever date is earlier.

        [3] If an Optionee's employment terminates by reason of his retirement in accordance with the terms of the Company's tax-qualified retirement plans or with the consent of the Plan Committee, all right to exercise his options shall terminate at the expiration date specified in paragraph A of this Section 7 or three (3) months after termination of employment, whichever date is earlier.

        [4] If an Optionee's employment terminates for any reason other than death, disability, or retirement, all right to exercise his options shall terminate on the date of his termination of employment.

     D. Leaves of Absence. The Plan Committee, may in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such Optionee by the Company or Subsidiary for purposes of accrual of his rights under the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.

     E. Payment of Option Price. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to: (i) Common Stock of the Company already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price, (ii) Common Stock of the Company issuable upon the exercise of a Plan option and withheld by the Company having a total fair market value, as determined by the Committee, equal to the purchase price, and (ii) a combination of cash and Common Stock (either previously owned or being withheld upon the exercise of a Plan option) of the Company having a total fair market value, as determined by the Committee, equal to the purchase price.

     F. Manner of Exercise. To exercise an option, the Optionee shall deliver to the Company, or to a broker-dealer in the Common Stock with the original copy to the Company, the following: [i] seven (7) day prior written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary,



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                                                                 EXHIBIT 10.33.1

representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or the broker-dealer, for such shares in cash, or if the Plan Committee in its discretion agrees to so accept, by delivery to the Company of other Common Stock owned by Optionee, or in some combination of cash and such Common Stock acceptable to the Plan Committee. At the expiration of the seven
(7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, his rights to exercise the applicable portion of the option shall terminate. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 7.B, on the business day preceding the day written notice of exercise is delivered to the Company. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part in installments at such time or times as the Plan Committee may prescribe in the applicable option agreement.

     G. Exercises Causing Loss of Compensation Deduction. No part of an option may be exercised to the extent the exercise would cause the Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any option not Exercisable because of this limitation shall continue to be Exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies; compensation tax deduction, provided such exercise occurs before lapse of the option, and otherwise complies with the terms and conditions of the Plan and option agreement.

     H. Investment Representation. Each option agreement may provide that, upon demand by the Plan Committee for such a representation, the Optionee or Optionee's Representative shall deliver to the Plan Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an option and before expiration of the option period shall be a condition precedent to the right of the Optionee or Optionee's Representative to purchase Common Stock.

     I. ISOs. Each option agreement which provides for the grant of an ISO to an employee shall contain such terms and provisions as the Plan Committee deems necessary or desirable to qualify such option as an ISO within the meaning of Code Section 422.

     J. Transferability of Options. An option granted under the Plan may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee to whom granted, may be exercised only by such Optionee.

                                                                 EXHIBIT 10.33.1



        K. No Rights as Shareholder. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to his option before the date of transfer to him of a certificate or certificates for such shares.

        L. No Rights To Continued Employment. The Plan and any option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate his employment at any time.

8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency s may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before [i] the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and [ii] the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. To the extent the Company meets the then applicable requirements for the use thereof and to the extent the Company may do so without undue cost or expense, and subject to the determination by the Board of Directors of the Company that such action is in the best interest of the Company, the Company intends to register the issuance and sale of such Common Stock by the Company under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor Form as shall then be available.

9.      Capital Adjustments Affecting Stock, Mergers and Consolidations.

        A. Capital Adjustments. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

        B. Mergers and Consolidations. In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and




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                                                                 EXHIBIT 10.33.1

preferences no less favorable than the Common Stock, of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Optionee shall have the right to purchase [a] that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Company theretofore subject to the Optionee's option, [b] for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the Optionee could have acquired all of the shares of Common Stock of the Company theretofore optioned to the Optionee.

     C. No Effect on Company's Rights. The granting of an option pursuant to the Plan shall not effect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Amendment, Suspension, or Termination. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made that would:

     A. increase the maximum number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 9;

     B. change the Option Price for an ISO, except as provided in Section 9;

     C. extend the period during which an ISO may be exercised beyond the period provided in Section 7.A;



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                                                                 EXHIBIT 10.33.1



     D. make any changes in any outstanding option, without the consent of the Optionee, which would adversely affect the rights of the Optionee; or

     E. extend the termination date of the Plan.

11. Effective Date, Term and Approval. The effective date of the Plan shall be October 27, 1994 (the date of Board adoption of the Plan), subject to approval by stockholders of the Company holding not less than a majority of the shares present and voting at its 1995 annual meeting on April 21, 1995. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.

12. Governing Law; Severability. The Plan shall be governed by the laws of the State of Florida. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.


     Dated this day of May, 1996, but effective as of February 21, 1996.




                                    GROUP TECHNOLOGIES CORPORATION



                                By: /s/ Carl P. McCormick
                                    -------------------------------------
                                    Carl P. McCormick
                                    President and Chief Executive Officer



ATTEST:



/s/ Michael L. Schuman
- - ----------------------
Secretary